TAX INDEMNITY AGREEMENT



This Tax Indemnity Agreement (the "Agreement') is made and entered into this 14th day of October 1999, by and between MidAmerican Energy Holdings Company, an Iowa corporation ("MidAmerican"), and HomeServices.Com Inc., a Delaware corporation ("HMSV").

RECITALS
--------

     1. As of the date of this Agreement, MidAmerican owns 95.22% of the common stock of HMSV and MidAmerican and HMSV are members of the same consolidated group for federal income tax purposes.

     2. On October 7, 1999 HMSV merged with MidAmerican Realty Services Company ("MRSC"), an Iowa corporation, with HMSV surviving and becoming, by reasons of such merger, the successor to MRSC. Immediately following the merger, HMSV made an initial public offering of its equity securities (the "Offering") which upon the date of the closing of such Offering (the "Closing Date") will reduce MidAmerican's ownership of HMSV to less than 80% and will further result in HMSV (and, by reason of the merger, MRSC) no longer being a member of the same consolidated group for federal income tax purposes as MidAmerican.

     3. MidAmerican and HMSV desire to set forth their intentions with respect to certain matters relating to (i) determining and computing tax liability for the time periods prior to the Closing Date, (ii) procedures the parties will follow with respect to tax proceedings and
          (iii) other matters relating to taxes.

In consideration of the mutual covenants and agreements herein contained, MidAmerican and HMSV agree as follows:


1.   MIDAMERICAN AND HMSV TAX SHARING.

     A.   HMSV  Obligation.
          -----------------
          From and after the Closing Date, HMSV shall pay MidAmerican the dollar value as calculated in Section 1.C. below of any federal, state or local income tax liability (including without limitation deficiencies, interest, and penalties) relating to the HMSV Group (as defined below) with respect to (1) any items of income, deduction, and credit accruing to the HMSV Group on or before the Closing Date, and (2) any taxes of the HMSV Group for any taxable year or period ending prior to, or on the Closing Date. For purposes of this Agreement, the "HMSV Group" means HMSV, its subsidiaries and their respective businesses and operations; and the "MidAmerican Group" means MidAmerican, its subsidiaries (other than the HMSV Group) and their respective businesses and operations.

     B.   MidAmerican  Obligation.
          ------------------------
          From and after the Closing Date, MidAmerican shall pay HMSV for the dollar value as calculated in Section 1.C. below of any federal, state or local income tax benefits (including without limitation the tax benefits related to deductions, credits, losses, and carryovers) relating to the HMSV Group with respect to (1) any items of income, deduction, and credit accruing to the HMSV Group on or before the Closing Date, and (2) any tax refunds of the HMSV Group for any taxable year or period ending on or before the Closing Date.

     C.   Tax Payment Computation.
          ------------------------

          1.   Method of  Calculation.
               -----------------------
               For purposes of computing and allocating taxes pertaining to the filing, amendment, or audit of tax returns for all taxable periods ending on or before the Closing Date, MidAmerican shall compute the tax liability of the MidAmerican Group as if it and the HMSV Group were separate consolidated tax groups (the resulting amount being hereinafter referred to as the "MidAmerican Group Stand-Alone Tax Liability"). MidAmerican will then compute the tax liability of the MidAmerican Group as if it and the HMSV Group were one consolidated group (the resulting amount being hereinafter referred to as the "MidAmerican Group Consolidated Tax Liability"). The arithmetic difference between the MidAmerican Group Stand-Alone Tax Liability and the MidAmerican Group Consolidated Tax Liability is hereinafter referred to as the "Tax Allowance". HMSV shall be entitled to, or responsible for, as the case may be, all Tax Allowances resulting from taxable events occurring on or before the Closing Date.

          2. MidAmerican Payment.
               --------------------
               In accordance with Section 1.C.1. above, if the MidAmerican Group Consolidated Tax Liability is less than the MidAmerican Group-Stand-Alone Tax Liability, MidAmerican shall pay an amount equal to the Tax Allowance to HMSV pursuant to Section 1.D. below.

          3. HMSV Payment.
               --------------
               In accordance with Section 1.C.l. above, if the MidAmerican Group Consolidated Tax Liability is greater than the MidAmerican Group Stand-Alone Tax Liability, HMSV shall pay an amount equal to the Tax Allowance to MidAmerican pursuant to Section 1.D. below.

     D.   Tax Payments.
          -------------
          MidAmerican shall make quarterly estimated payments of taxes for the MidAmerican Group during each tax year and then make one or more adjustments relating to such tax payments after each respective tax year. The date upon which MidAmerican makes such estimated payment of taxes or the date upon which MidAmerican makes such adjustment shall be referred to as a "Tax Determination Date". Prior to each Tax Determination Date, MidAmerican shall make the computations required by Section 1.C. of this Agreement. Within 10 days after the Tax Determination Date, MidAmerican shall (i) provide HMSV with notice setting forth a summary of the computations required by this Section (the "Tax Determination Notice") and (ii) make any payment to HMSV required to be made by MidAmerican pursuant to Section 1.C. HMSV shall make any payment to MidAmerican required by Section 1.C. within 10 days of receipt of the Tax Determination Notice.

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

2.   FILING OF TAX RETURNS.

     A.   Tax Returns.
          ------------
          The federal, state and local consolidated, combined, or separate corporate income or franchise tax returns of the MidAmerican Group and the HMSV Group for the period ended December 31, 1999 shall be prepared and filed by MidAmerican. Such returns shall include the results of operations of the MidAmerican Group for the periods ended on or before December 31, 1999 and of the HMSV Group for the periods ended on or before the Closing Date, except in cases where certain states may require inclusion of the HMSV Group with the MidAmerican Group on a combined basis for periods ending after the Closing Date. With respect to all taxable periods including periods ending on or before the Closing Date, MidAmerican in consultation with HMSV, shall make all computations, allocations, determinations and elections affecting the MidAmerican Group and the HMSV Group consistent with prior period returns of the group consisting of the MidAmerican Group and the HMSV Group in accordance with U.S. Treasury regulations promulgated under Section 1502 of the Internal Revenue Code (the "Code") and with state and local income tax laws and regulations. Subject to the right to payment from HMSV as provided in this Agreement, MidAmerican shall pay or discharge any and all federal, state and local income or franchise taxes, assessments, interest, penalties or deficiencies reflected on such returns.

     B.   Refunds and Amended Returns.
          ----------------------------
          Only MidAmerican, after consulting with HMSV, may make, or cause to be made, application for refunds, file original or amended reports and returns and make other required filings for the periods ended on or before the Closing Date for HMSV.

3.   TAX PROCEEDINGS.

     A.   Notice of  Adjustment.
          ---------------------
          In the event the Internal Revenue Service or any State Department of Revenue proposes in a letter or a notice of deficiency an adjustment (a "Proposed Adjustment") to the federal or state income tax liability of the HMSV Group, which adjustment, if sustained, could result in an obligation on the part of HMSV to pay MidAmerican pursuant to the terms of this Agreement, MidAmerican shall promptly upon receipt of such letter or notice, but not later than 20 days thereafter, notify HMSV in writing of such Proposed Adjustment and or any action taken or proposed to be taken by the Internal Revenue Service or State Department of Revenue with respect thereto (the "Notice of Adjustment") and, if timely requested by HMSV in writing, request to the extent so permitted by law an extension of time to file a formal protest to such Proposed Adjustment. The omission by MidAmerican to so notify HMSV shall not relieve HMSV of any payment obligation set forth in this Agreement.

      B.  Notice of  Contest.
          -------------------
          MidAmerican shall be required to protest such Proposed Adjustment only upon receipt of a written request from HMSV (the "Notice of Contest") to make such protest within 30 days of receipt by HMSV of the Notice of Adjustment.

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

      C.  Probable  Threshold.
          -------------------
          Upon receipt of the Notice to Contest, MidAmerican shall request a legal opinion from counsel (selected by MidAmerican) of the likelihood of success in contesting the Proposed Adjustments set forth in the Notice of Adjustment, unless MidAmerican in its sole discretion determines the likelihood of success is probable and a legal opinion is not necessary. The cost of such opinion shall be paid for by HMSV. If such counsel provides MidAmerican with an opinion to the effect that it is "probable" that such contest will be successful (the "Probable Opinion"), then MidAmerican shall elect to either (i) immediately contest such Proposed Adjustment in accordance with
          Section 3.D. below or (ii) decline to contest such proposed adjustment. MidAmerican shall notify HMSV in writing of its election to contest or not to contest within 10 days of MidAmerican's receipt of the Probable Opinion. MidAmerican may discontinue its protest of such Proposed Adjustment at any time by providing HMSV with prompt notice of such discontinuance. Upon MidAmerican's election not to contest such proposed adjustment or the discontinuance of MidAmerican's contest of such Proposed Adjustment, MidAmerican shall promptly pay HMSV the amount HMSV would have been entitled to receive if such contest would have been successful, such amount to be determined in accordance with Section 1. MidAmerican agrees to indemnify and hold HMSV harmless from and against any amount due and owing from HMSV (as determined in accordance with Section #1) as a result of the aforementioned failure by MidAmerican to protest, or the discontinuance by MidAmerican of the protest, of such Proposed
          Adjustment. If the opinion of the aforementioned counsel does not constitute a Probable Opinion, then MidAmerican or HMSV may, after consultation with the other party, contest such Proposed Adjustment and take any and all other action it so elects; provided that the costs, fees and expenses of such action shall be the responsibility of the party electing to contest the Proposed Adjustment.

      D.  Administrative  and  Judicial  Proceedings.
          ------------------------------------------
          If MidAmerican elects to contest such Proposed Adjustment after receiving a Probable Opinion or waiving such requirement, MidAmerican shall select counsel to contest such Proposed Adjustment and shall be entitled; subject to Section 3.C., to (i) forego any administrative appeals, proceedings, hearings or conferences with the Internal Revenue Service or any state or local tax authority, (ii) refrain from paying any tax assessed and contest any deficiency, or (iii) pay any tax assessed and claim a refund; provided, however, that if MidAmerican pays such tax, HMSV shall reimburse MidAmerican for such payment within 10 days of receipt by HMSV of an invoice therefore from MidAmerican; and further provided that MidAmerican shall keep HMSV fully informed in respect thereof and consult in good faith with HMSV regarding the contest of such Proposed Adjustment including choice of forum. MidAmerican shall, upon the conclusion of any administrative proceedings, promptly notify HMSV of the outcome of such proceedings, and shall notify HMSV at least 30 days in advance of the last date for filing a petition in any court of competent jurisdiction with respect thereto. In the event of an unfavorable resolution of administrative proceedings, MidAmerican shall (x) contest any Proposed Adjustment beyond the level of administrative proceedings upon receipt of HMSV's written request therefore within 30 days of MidAmerican's receipt of notice of such unfavorable resolution, (y) shall consider in good faith any advice offered by HMSV concerning the court of competent jurisdiction in which the adjustment is most likely to be favorably resolved and (z) shall keep HMSV informed as to the progress of any litigation and, if requested by HMSV, shall consult with HMSV and consider in good faith (1) any recommendations by HMSV concerning the conduct of such proceedings, and (2) HMSV's request for an opportunity to be present and represented by HMSV's counsel at all formal and informal proceedings before the judicial forum or with opposing counsel and shall endeavor in good faith to permit HMSV's counsel an opportunity to review and comment in advance on all submissions in connection with such litigation. MidAmerican shall take such reasonable action during the course of such proceedings as MidAmerican deems advisable after good faith consultation with HMSV (whenever in MidAmerican's good faith judgment such consultation is practicable) to preserve as a basis for appeal any legal issue which HMSV or HMSV's counsel has identified in writing. MidAmerican shall be required to appeal any adverse judicial determination only if (A) an appeal is timely requested in writing by HMSV and (B) MidAmerican is furnished with an opinion from counsel selected by MidAmerican, at HMSV's expense, to the effect that it is "probable" that the appeal will prevail.

      E.  Payment  of Costs  and  Fees.
          ----------------------------
          Except as otherwise expressly provided herein, for so long as MidAmerican shall contest or continue to contest any claim or assertion by the Internal Revenue Service or any state or local tax authority under the terms of this Agreement, HMSV shall pay MidAmerican, in addition to the tax if paid by MidAmerican in accordance with 3.D., all fees, costs and expenses associated with such contest. HMSV shall pay MidAmerican within 10 days of receipt by HMSV of an invoice from MidAmerican. In the event HMSV does not pay MidAmerican within such period, MidAmerican shall have no further obligation to contest such Proposed Adjustment.

4.   OTHER TAX MATTERS.

     HMSV hereby covenants and agrees that except as set forth herein, HMSV shall not make any elections or allocations, for federal, state, or local income tax purposes which are permitted by law which would have an adverse impact on MidAmerican or the MidAmerican Group without the prior written consent of MidAmerican.


5.   MISCELLANEOUS.

     A.   Cooperation.
          ------------
          MidAmerican and HMSV shall cooperate with each other with respect to the preparation of tax returns pursuant to Section 2 and proceedings under Section 3 including access to all necessary personnel and records and with respect to any other matter relating to this Agreement as reasonably requested by a party. All charges for labor and direct out-of-pocket expenses shall be in accordance with the Administrative Services Agreement then in effect between the parties, and if no such agreement is then in effect, as mutually agreed upon by the parties.

     B.   Entire Agreement Amendments.
          ----------------------------
          This Agreement constitutes the sole and entire agreement between the parties with respect to the subject matter herein and supersedes all previous oral or written proposals, commitments, agreements and all other communications between the parties. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.

     C.   Assignment.
          -----------
          This Agreement may not be assigned by either party without the prior written consent of the other party.

     D.   Partial Invalidity.
          -------------------
          Wherever possible, each provision hereof shall be interpreted in such a manner as to be effective and valid under applicable law, but in the event any one or more of the provisions contained herein shall, for any reason, be held invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity, legality or enforceability of such provision in any other jurisdiction.

     E.   Waiver.
          -------
          Failure by either party to insist upon the strict performance of any term or condition herein shall not be deemed a waiver of any rights or remedies that either party may have against the other nor in any way affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

     F.   Governing Law.
          --------------
          This Agreement shall be governed by, construed and interpreted pursuant to the laws of the State of Iowa.

IN WITNESS WHEREOF, the parties have caused this Tax Indemnity Agreement to be duly executed as of the day and year first above written.

MIDAMERICAN ENERGY HOLDINGS                HOMESERVICES.COM
COMPANY                                    INC.


By:     /s/ P. J. Goodman                  By:  /s/ Steven A. McArthur
    --------------------------------           ------------------------------
    Name:   Patrick J. Goodman                 Name:  Steven A. McArthur
    Title:  Senior V.P. & CFO                  Title: Senior Vice President


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